                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                     TO THE
                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 29, 1998
--------------------------------------------------------------------------------
                        (Date of earliest event reported)

                              Frederick Brewing Co.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                       0-27800                 52-1769647
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)  (IRS Employer
of incorporation)                                            Identification No.)

     4607 Wedgewood Blvd., Frederick, Maryland                      21703
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

                                 (301) 694-7899
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

                               Page 1 of 19 Pages
                         Exhibit Index appears on Page 2

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Pursuant to the requirements of Item 7(a)(4) and Item 7(b)(2) of Form 8-K, the Company hereby files this Amendment No. 1 to the current Report on Form 8-K filed with the Commission on February 12, 1998 with the financial information and exhibits required by Item 7.

                                                                                                 Page
         (a)      Financial Statements of Wild Goose Brewery, Inc.

                  Independent Auditors Report                                                      4
                  Balance Sheet as of December 31, 1997                                            5
                  Statement of Operations for the Year
                           Ended December 31, 1997                                                 7
                  Statement of Stockholders' Equity for the
                           Year Ended December 31, 1997                                            8
                  Statement of Cash Flows for the Year
                           Ended December 31, 1997                                                 9
                  Notes to Financial Statements                                                   10

                  Frederick Brewing Co. And Wild Goose Brewery, Inc.

         (b)      Frederick Brewing Co. And Wild Goose Brewery, Inc.
                           Pro Forma Financial Information.                                       14

                  Unaudited Pro Forma Consolidated Balance Sheet
                           as of December 31, 1997                                                15
                  Unaudited Pro Forma Consolidated Statement of Operations
                           for the Year Ended December 31, 1997                                   16
                  Notes to Pro Forma Consolidated Financial Statements                            17

                                     SIGNATURES                                                   19

Exhibits and Index:

    Exhibit Number                     Description
    23                       Consent of Experts and Counsel.

Item 7(a)

                              FINANCIAL STATEMENTS
                                       OF
                            WILD GOOSE BREWERY, INC.

                             IRELAND & EVERNGAM, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS:                                                             MEMBERS OF:
John D. Ireland, CPA                                       American Institute of
K. Thomas Everngam, Jr., CPA                        Certified Public Accountants

                                                         Maryland Association of
                                                    Certified Public Accountants

Board of Directors
Wild Goose Brewery, Inc.
Cambridge, Maryland

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Wild Goose Brewery, Inc. as of December 31, 1997 and the related statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wild Goose Brewery, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Ireland & Everngam, LLC, CPA's
February 19, 1998


P.O.Box 29 101 Bay Street Easton, MD 21601 * 204 High Street Cambridge, MD 21613
     Phone: 410-822-9336   410-476-5000   410-228-3111   Fax: 410-822-1842

                            WILD GOOSE BREWERY, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
--------------
  Cash and Cash Equivalents                                           $   29,652
  Accounts Receivable, Net                                               245,618
  Other Receivables                                                          478
  Inventory                                                              328,099
  Prepaid Expenses                                                         9,199
                                                                      ----------

         TOTAL CURRENT ASSETS                                            613,046
                                                                      ----------

PROPERTY AND EQUIPMENT, AT LOWER OF
-----------------------------------
 CARRYING AMOUNT OR NET REALIZABLE VALUE
 ---------------------------------------
  Office Equipment                                                        13,714
  Leasehold Improvements                                                  51,447
  Machinery and Equipment                                              1,133,148
                                                                      ----------

         TOTAL PROPERTY AND EQUIPMENT, AT COST                         1,198,309

  LESS:  ACCUMULATED DEPRECIATION                                        561,951

  LESS:  ADJUSTMENT TO NET REALIZABLE VALUE
             OF ASSETS TO BE SOLD                                        382,985
                                                                      ----------

         TOTAL PROPERTY AND EQUIPMENT, AT LOWER OF
          CARRYING AMOUNT OR NET REALIZABLE VALUE
          LESS ACCUMULATED DEPRECIATION                                  253,373
                                                                      ----------

OTHER ASSETS
------------
  Loan Origination Costs                                                   4,867
  Organization Costs                                                       5,100
                                                                      ----------

         TOTAL OTHER ASSETS                                                9,967
                                                                      ----------

         TOTAL ASSETS                                                 $  876,386
                                                                      ==========

                            WILD GOOSE BREWERY, INC.
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
-------------------
  Note Payable                                                     $    93,610
  Current Maturities of Long Term Debt                                 448,500
  Accounts Payable and Accrued Expenses                                595,260
  Accrued Payroll and Payroll Taxes Withheld                            10,654
  Keg and Slip Board Deposits                                           28,066
                                                                   -----------

         TOTAL CURRENT LIABILITIES                                   1,176,090
                                                                   -----------

STOCKHOLDERS' DEFICIT
---------------------
  Preferred Stock, $0.01 Par Value; 50,000
   Shares Authorized, Issued and Outstanding                               500
  Common Stock, $0.01 Par Value; 50,000
   Shares Authorized, 10,000 Shares
   Issued and Outstanding                                                  100
  Additional Paid in Capital                                           221,952
  Retained Earnings (Deficit)                                         (522,256)
                                                                   -----------

         TOTAL STOCKHOLDERS' DEFICIT                                  (299,704)
                                                                   -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT               $   876,386
                                                                   ===========



                        See Independent Auditors' Report
                        See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


GROSS SALES                                                   $ 2,515,535
-----------

         EXCISE TAXES, RETURNS, ALLOWANCES
          AND DISCOUNTS                                           268,030
                                                              -----------

NET SALES                                                       2,247,505
---------

COST OF GOODS SOLD                                              1,636,773
------------------                                            -----------

         GROSS PROFIT                                             610,732

SELLING EXPENSES                                                  268,263
----------------

LOSS ON ADJUSTMENT TO NET REALIZABLE
 VALUE OF ASSETS TO BE SOLD                                       382,195


GENERAL AND ADMINISTRATIVE EXPENSES                               332,431
-----------------------------------                           -----------

         OPERATING LOSS                                          (372,947)

LOSS ON DISPOSAL ON EQUIPMENT
-----------------------------

         LOSS ON SALE OF EQUIPMENT                                 (6,248)
                                                              -----------

         LOSS BEFORE FINANCIAL EXPENSE
          AND TAXES ON INCOME                                    (379,195)

FINANCIAL EXPENSE, NET                                             66,947
----------------------                                        -----------

         LOSS BEFORE TAXES ON INCOME                             (446,142)

INCOME TAX EXPENSE (BENEFIT)                                         -
----------------------------                                  -----------

         NET LOSS                                             $  (446,142)
                                                              ===========


                        See Independent Auditors' Report
                        See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                   COMMON STOCK             PREFERRED STOCK
                                --------------------     ---------------------    ADDITIONAL          RETAINED
                                Shares       Amount       Shares       Amount   PAID IN CAPITAL   EARNINGS (DEFICIT)
                                ------       ------       ------       ------   ---------------   ------------------
BALANCE, DECEMBER 31, 1996        9,776     $     98       48,395     $    484     $192,340          $   (76,114)


  STOCK SALE                        224            2        1,605           16       29,612                    -

  NET LOSS                            -            -            -            -            -             (446,142)
                                -------     --------     --------     --------     --------          -----------



BALANCE, DECEMBER 31, 1997       10,000     $    100       50,000     $    500     $221,952          $  (522,256)
                                =======     ========     ========     ========     ========          ===========



                        See Independent Auditors' Report
                        See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
  Net Loss                                                           $(446,142)
  Adjustments to Reconcile Net Loss to Net
   Cash Provided by Operating Activities:
     Depreciation and Amortization                                     126,531
     Loss on Sale of Assets                                              6,248
     Loss on Adjustment to Net Realizable Value
      of Assets to be Sold                                             382,985
     Decrease (Increase) in Assets:
       Trade Receivables                                               (88,781)
       Inventories                                                     (49,269)
       Other Receivables                                                   825
       Prepaid Expenses                                                 (2,172)
       Income Tax Refund Receivable                                     40,703
     Increase (Decrease) in Liabilities:
       Accounts Payable and Accrued Expenses                           146,477
       Accrued Payroll and Payroll12
        Taxes Withheld                                                  (4,170)
       Keg Deposits                                                     (4,302)
                                                                     ---------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                     108,933
                                                                     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Purchase of Fixed Assets                                             (48,850)
  Proceeds from Sale of Assets                                           1,907
                                                                     ---------

         NET CASH PROVIDED FROM INVESTING ACTIVITIES                   (46,943)
                                                                     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Increase in Notes Payable                                             11,000
  Payment of Long-Term Debt                                           (117,000)
  Sale of Stock                                                         29,630
                                                                     ---------

         NET CASH PROVIDED FROM FINANCING
          ACTIVITIES                                                   (76,370)
                                                                     ---------

         NET INCREASE (DECREASE) IN CASH
           AND CASH EQUIVALENTS                                        (14,380)

CASH AND CASH EQUIVALENTS, BEGINNING                                    44,032
------------------------------------                                 ---------

CASH AND CASH EQUIVALENTS, ENDING                                    $  29,652
---------------------------------                                    =========

SUPPLEMENTAL CASH FLOW INFORMATION
----------------------------------
  Cash Paid for Interest                                             $  67,170
                                                                     =========
  Income Taxes Paid (Refunds Received)                               $ (40,703)
                                                                     =========


                        See Independent Auditors' Report
                        See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


NOTE A.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         The Company started business in 1989, brewing beer for wholesale distribution. All manufacturing operations took place at the Company's Cambridge, Maryland location. The Company sold its products to customers throughout the Eastern and Midwestern United States.

         The Company entered into an agreement and plan of reorganization with Frederick Brewing Co. on December 15, 1997. The plan was approved by the Company's stockholders on January 7, 1998 and settlement occurred on January 29, 1998.

         As part of the reorganization, all of the preferred and common stock shares of Wild Goose Brewery, Inc. were exchanged for shares of Frederick Brewing Co. The Frederick Brewing Co. paid the notes due to Signet Bank on January 29,1998. Significantly all of the operations at the Cambridge location ceased on that date as well.

         BASIS OF PRESENTATION

         The financial statements of Wild Goose Brewery, Inc. have been prepared on the accrual basis of accounting.

         CASH AND CASH EQUIVALENTS

         The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Company uses the allowance method in accounting for bad debts. The amount of the allowance is determined by an analysis of the accounts at year-end. At December 31, 1997, the Company provided for an allowance in the amount of $12,500.

         INVENTORY

         Inventory is accounted for at lower cost or market on a first-in, first-out method.

         PROPERTY AND EQUIPMENT

         The Company's policy was to charge all additions to the asset account but to charge the cost of repairs, maintenance and minor betterments to operations in the year in which the cost was incurred. Asset and accumulated depreciation accounts were relieved when properties were retired or otherwise disposed.

         Substantially all of the property and equipment at the Company's Cambridge location will be sold at auction or abandoned by May 15, 1998. Based on an appraisal and the costs of selling those assets, property and equipment has been adjusted to its net realizable value of $253,373.


                        See Independent Auditors' Report

                            WILD GOOSE BREWERY, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1997

NOTE A. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

                               USE OF ESTIMATES

         Due to the Company's inability to confirm the number of kegs and slipboards possessed by customers, the liability for deposits has been estimated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from these estimates.

NOTE B.  INVENTORY

         The following is a summary of inventory at December 31, 1997:

                   Raw Materials                                       $218,003
                   Beer                                                  81,970
                   Other                                                 28,126
                                                                       --------

                                    TOTAL                              $ 328,099
                                                                       =========

NOTE C.  DEPRECIATION

         The following are the estimated useful lives of each class of depreciable property.

                   Furniture and Fixtures                          5 to 10 Years
                   Equipment                                       5 to 10 Years
                   Leasehold Improvements                               40 Years

         Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets.

         Depreciation expense of all property for the year ended December 31, 1997 was $121,224.

NOTE D.  INTANGIBLE ASSETS

         Costs incurred in organizing the Company were capitalized and are being amortized over a period of five (5) years. Amortization expense charged to operations was $3,600 for the year ended December 31, 1997. Loan origination costs are being amortized over a period of five (5) years. Amortization of costs were charged to interest expense in the amount of $1,708 for the year ended December 31, 1997.


                        See Independent Auditors' Report

                            WILD GOOSE BREWERY, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                DECEMBER 31, 1997

NOTE E.  NOTE PAYABLE

         Note payable consists of the following at December 31:

         Signet Bank; Revolving Line of Credit;
          Interest at Prime, 8.25% at
          December 31, 1996;
          Interest Payable Monthly                                      $ 93,610
                                                                        ========

         The line of credit provides for a maximum loan amount of the lesser of $100,000 or 80% of accounts receivable as are acceptable to the bank. The note is subject to the same covenants referred to in Note F.

NOTE F.  LONG-TERM DEBT

         Long-term debt consists of the following at December 31:

         Signet Bank; Interest at Prime
          Plus 4.0%, 8.75% at December 31,
          1996; Interest Plus Principal of
          $9,750 Payable Monthly;
          Secured by Accounts Receivable,
          Property and Equipment                                       $ 448,500

                  LESS: CURRENT MATURITIES                               448,500
                                                                       ---------

                  TOTAL LONG TERM DEBT LESS

                   CURRENT MATURITIES                                  $    -
                                                                       =========


         Total interest expense for the year ending December 31, 1997 was $67,170.

         Loan agreements with Signet Bank include certain financial covenants which the Company was not in compliance with at December 31, 1997. Signet bank entered into a forbearance agreement with the Company, effective April 15, 1997, in response to events of default, including non-compliance with ratio covenants in the original debt agreement. Under the agreement, the interest rate on both notes increased by 2.0%. The tenure of the forbearance agreement was through December 31, 1997. However, the bank agreed to take no action pending the plan of reorganization with Frederick Brewing Co., as described in Note A.


                        See Independent Auditors' Report

                            WILD GOOSE BREWERY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE G.  LEASES

         The Company leases its facility under an operating lease for a five year period at an annual rental of $62,400. The lease was to expire in July of 1999, but was renegotiated to end on June 30, 1998, with a contingency that all property and equipment be removed from the premises by May 15, 1998.

         The Company leases a forklift under an operating lease. The lease is for a five year period at an annual rental in the amount of $3,900. The lease expires in July of 2000.

         The following is a schedule of estimated future minimum lease payments for the next five years:

                   1998                                    35,100
                   1999                                     3,900
                   2000                                     2,275
                   2001                                      -
                   2002                                      -

         Total rent expense incurred in 1997 was $66,487.

NOTE H.  INCOME TAXES

         The Company has a net operating loss carryforward of approximately $420,000 at December 31, 1997, giving rise to a deferred tax asset of approximately $160,000. Realization of the net deferred tax asset at the balance sheet date is dependent on future earnings which are uncertain. Accordingly, a full valuation allowance was recorded against the asset. During the year ended December 31, 1997 the valuation allowance was increased primarily related to the increase in the net operating loss carryforwards.


                        See Independent Auditors' Report

Item 7(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Financial Statements give effect to the acquisition by Frederick Brewing Company (the Company) of the net assets of Wild Goose Brewery, Inc. (Wild Goose) on January 29, 1998 and are based on the historical financial statements of the Company and Wild Goose. These historical financial statements were prepared in accordance with generally accepted accounting principles. The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical financial statements of Wild Goose and the historical financial statements of the Company, which are included in the Company's Annual Report on Form 10-KSB.

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 has been prepared as if the acquisition had occurred on that date. The Unaudited Consolidated Pro Forma Statement of Operations for the year ended December 31, 1997 gives effect to the acquisition as if it had occurred at the beginning of the year.

The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of what the Company's consolidated financial position or consolidated results of operations would actually have been had the acquisition been completed on such date or at the beginning of the year indicated, or to project the Company's consolidated financial position for any future date or the Company's consolidated results of operations for any future period.

The acquisition has been accounted for as a purchase. After the acquisition, the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. The final allocation of the purchase price may differ from the allocation set forth in the attached Unaudited Pro Forma Consolidated Balance Sheet, since the allocation was based on the net assets acquired on January 29, 1998. The final allocation is not expected to differ materially from the allocation set forth herein.

The Company has preliminarily analyzed the savings that it expects to realize from the reductions in salaries of certain Wild Goose production personnel and from production efficiencies to be realized from the consolidation of the production at one brewing facility. The Company has not quantified these savings and has not included such savings in the Unaudited Pro Forma Consolidated Results of Operations.

                Frederick Brewing Co. and Wild Goose Brewery Inc.
                      Pro Forma Consolidated Balance Sheet
                                December 31, 1997
                                   (Unaudited)
                             (Dollars in Thousands)


------------------------------------------------------------------------------------------------------------------------------
                                                                        Historical                         Pro-forma
------------------------------------------------------------------------------------------------------------------------------
                                                                Frederick
                                                                 Brewing         Wild Goose
                                                                 Company           Brewery        Adjustments      As Adjusted
------------------------------------------------------------------------------------------------------------------------------
Current assets

  Cash and cash equilavents                                      $  2,625         $     30         $   (532)   c    $  2,123

  Trade receivables, net                                              333              246              ---              579

  Inventories, Net                                                    354              328              ---              682

  Prepaid expenses and other current assets                           104                9              ---              113
                                                         ---------------------------------------------------------------------
    Total current assets                                            3,416              613             (532)           3,497


Property and equipment, net                                         8,376              253              ---            8,629

Intangibles, net                                                      258               10              ---              268

Deferred public relation costs                                      1,131              ---              ---            1,131

Other assets                                                          220              ---              ---              220

Goodwill                                                              ---              ---            2,595    e       2,595
                                                         ---------------------------------------------------------------------
    Total assets                                                 $ 13,401         $    876         $  2,063         $ 16,340
                                                         =====================================================================

Current liabilities

  Current maturities of long-term debt                           $    273         $    542         $   (532)   c    $    283

  Capital lease obligations, current portion                           89              ---              ---               89

  Accounts payable                                                    275              549              ---              824

  Accrued liabilities                                                 407               85              120    d         612
                                                         ---------------------------------------------------------------------
      Total current liabilities                                     1,044            1,176             (412)           1,808


Long-term debt                                                      2,209              ---              ---            2,209

Capital lease obligations                                           2,880              ---              ---            2,880
                                                         ---------------------------------------------------------------------
   Total liabilities                                                6,133            1,176             (412)           6,897
                                                         =====================================================================

Stockholders' equity (deficit):

  Preferred Stock                                                   5,552              ---              ---            5,552

  Common Stock                                                        ---              ---              ---              ---

  Additional paid-in capital                                       12,779              222            2,175    a      14,954

                                                                      ---              ---             (222)   b

  Accumulated deficit                                             (11,063)            (522)             522    b     (11,063)
                                                         ---------------------------------------------------------------------
     Total stockholders' equity (deficit)                           7,268             (300)           2,475            9,443
                                                         ---------------------------------------------------------------------
      Total liabilities and stockholders' equity
         (deficit)                                               $ 13,401         $    876         $  2,063         $ 16,340
                                                         =====================================================================


     See accompanying notes to pro forma consolidated financial statements.

                Frederick Brewing Co. and Wild Goose Brewery Inc.
                 Pro Forma Consolidated Statement of Operations
                    Year ended December 31, 1997 (Unaudited)
                             (Dollars in Thousands)

------------------------------------------------------------------------------------------------------------------------------
                                                                        Historical                         Pro-forma
------------------------------------------------------------------------------------------------------------------------------
                                                                Frederick
                                                                 Brewing         Wild Goose
                                                                 Company           Brewery        Adjustments      As Adjusted
------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                        $  3,077         $  2,247         $      -         $  5,324

Cost of sales                                                       2,837            1,637              (64)   f       4,410
                                                         ---------------------------------------------------------------------
   Gross Profit                                                       240              610               64              914


Loss on assets to be disposed                                           -              383                -              383

Selling, general, and administrative expenses                       4,622              601              260    g       5,444

                                                                                                        (35)   h

                                                                                                         (4)   i
                                                         ---------------------------------------------------------------------
   Operating loss                                                  (4,382)            (374)            (157)          (4,913)

(Gain)/loss on sale of equipment                                     (159)               6                              (153)

Loss on assets to be disposed                                           -              383                               383

Interest expense, net                                                 140               67              (67)   j         140
                                                         ---------------------------------------------------------------------
   Loss before taxes                                               (4,363)            (447)             (90)          (4,900)

Provision for income taxes                                              -                -                                 -
                                                         ---------------------------------------------------------------------
   Net loss                                                        (4,363)            (447)             (90)          (4,900)

Preferred stock dividends requirements                             (3,612)               -                            (3,612)
                                                         ---------------------------------------------------------------------
   Net loss attributable to common shareholders                  $ (7,975)        $   (447)        $    (90)        $ (8,512)
                                                         =====================================================================
Basic and diluted loss per common share:

   Net loss before preferred stock dividend requirements         $  (1.59)        $      -                          $  (1.27)

   Preferred stock dividend requirements                            (1.32)               -                             (0.93)
                                                         ---------------------------------------------------------------------
   Net loss per common share                                     $  (2.91)        $      -                          $  (2.20)
                                                         =====================================================================
Weighted average common shares and common share
equivalents outstanding                                             2,742                -            1,127            3,869


     See accompanying notes to pro forma consolidated financial statements.

             Frederick Brewing Company and Wild Goose Brewery, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                    Year ended December 31, 1997 (Unaudited)
                  (Dollars in Thousands, except per share data)

(a) Adjustment reflects the issuance of 1,127,122 shares of the Company's common stock based on the $1.93 average price of such common stock during the period from March 30, 1998 to April 8, 1998. The final purchase price was determined on April 3, 1998.

(b)   Adjustment removes the stockholders' deficit balance of Wild Goose.

(c) Adjustment reflects the repayment of the outstanding principal balance on the Wild Goose debt instruments with a bank as of the January 29, 1998 date of acquisition, pursuant to the Agreement and Plan of Reorganization by and among the Company and Wild Goose (the Acquisition Agreement)

(d) Adjustment reflects the accrual of estimated transaction costs related to the acquisition. Such costs are included as part of the purchase price allocation in the determination of goodwill.

(e) Adjustment reflects the excess of the cost to the Company over the assigned value of the net assets of Wild Goose computed as follows:

1,127,122  shares of common stock at $1.93 per share                     $2,175

Acquisition costs                                                           120

Repayment of outstanding principal                                          532
                                                                           ----
Purchase price                                                            2,827

Net assets acquired, excluding outstanding Wild Goose debt
           instruments repaid by the Company                               (232)

Excess purchase price allocated to goodwill                              $2,595
                                                                       ========


(f) Adjustment reflects reduction of depreciation expense recorded during 1997 corresponding to certain machinery and equipment of Wild Goose being held for sale that were reduced to their estimated net realizable value prior to the acquisition of Wild Goose by the Company.

(g) Adjustment reflects one years' amortization of the goodwill arising from the acquisition. The goodwill is being amortized over an estimated useful life of ten years.

(h) Adjustment reflects a reduction in rent expense based on agreements entered into with the landlord of the Wild Goose brewing facility in Cambridge, Maryland to terminate the existing lease at such facility. Annual rental payments at this facility were approximately $62 and management negotiated an early termination of the lease for $27.

(i) Adjustment reflects reduction of depreciation expense recorded during 1997 on leasehold improvements at the Wild Goose brewing facility in Cambridge, Maryland. All leasehold improvements were written off as management determined that the improvements did not have any future economic benefit to the Company or to Wild Goose.

(j) Adjustment reflects the elimination of interest expense associated with the outstanding principal balances on the Wild Goose debt instruments. These principal balances were repaid with the Company's existing cash balances, which were generated primarily through several issuances of preferred stock during 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                FREDERICK BREWING CO.

Date:  April 10, 1998                        By:   /s/ Kevin E. Brannon
                                                   -----------------------------
                                                   Kevin E. Brannon
                                                   Chief Executive Officer


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